

<ARTICLE>                     5
<LEGEND>
Swift Energy Managed Pension Assets Partners 1991-A, Ltd., was in the process of liquidation as of December 31, 1997 and as such is governed by liquidation basis accounting.  This schedule contains summary financial information extracted from
Swift Energy Managed Pension Assets  Partners  1991-A,  Ltd.'s  Statement of Net
Assets in  Process  of  Liquidation  and  Statement  of Changes in Net Assets in
Process of Liquidation in its Form 10-K for the year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-END>                                   DEC-31-1997
<CASH>                                         1,273
<SECURITIES>                                   0
<RECEIVABLES>                                  13,900
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               45,241
<PP&E>                                         246,975
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 292,216
<CURRENT-LIABILITIES>                          177,842
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   177,842
<SALES>                                        3,102
<TOTAL-REVENUES>                               3,102
<CGS>                                          0
<TOTAL-COSTS>                                  0<F1>
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                0
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   0
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

<F1>Includes lease operating expenses and production taxes. Excludes general and administrative and interest expense.


